             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x /
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     14a-6(e)(2))
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/  / Soliciting Material Pursuant to Section 240.14a-12

                               MAXXAM Inc.
-----------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                                             April 30, 2003

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of
Stockholders of MAXXAM Inc. to be held at 8:30 a.m. on Wednesday, May 21,
2003, at the Marriott West Loop, 1750 West Loop South, Houston, Texas.

      Although you may presently plan to attend the Annual Meeting, we urge you to indicate your approval in the spaces provided on the enclosed proxy card by voting "FOR" the election of the directors named in the attached proxy statement and "FOR" the proposal to reapprove and amend the MAXXAM
1994 Executive Bonus Plan. Please then date, sign and promptly return the proxy card in the enclosed envelope. Even if you have previously mailed a proxy card, you may vote in person at the Annual Meeting by following the procedures described in the attached Proxy Statement.

      We look forward to seeing as many of you as possible at the Annual
Meeting.

                                                   CHARLES E. HURWITZ
                                                   Chairman of the Board and
                                                    Chief Executive Officer

                                MAXXAM INC.
                        5847 SAN FELIPE, SUITE 2600
                            HOUSTON, TEXAS 77057

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 21, 2003

      The Annual Meeting of Stockholders of MAXXAM Inc. (the "Company")
will be held on Wednesday, May 21, 2003, at the Marriott West Loop, 1750
West Loop South, Houston, Texas, at 8:30 a.m., local time, for the following purposes:

1.    To elect five directors to serve on the Board of Directors of the
      Company, three of whom will be elected by the holders of Common
      Stock, voting separately as a class, to hold office until the 2004 annual meeting or until their successors are elected and qualified, and two of whom will be elected by holders of Common Stock and Class
      A $.05 Non-Cumulative Participating Convertible Preferred Stock,
      voting together as a single class, to hold office until the 2006 annual meeting or until their successors are elected and qualified;

2.    To consider and vote upon a proposal to reapprove and amend the
      MAXXAM 1994 Executive Bonus Plan; and

3.    To transact such other business as may properly come before the
      Annual Meeting.

      Stockholders of record as of the close of business on March 31, 2003, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for inspection at the offices of the
Company, 5847 San Felipe, Suite 2600, Houston, Texas, during normal business hours beginning May 7, 2003 and continuing through the Annual
Meeting.

By Order of the Board of Directors

BERNARD L. BIRKEL
Secretary

April 30, 2003

                                 IMPORTANT

      TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING,
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD. RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES
NO POSTAGE IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER OF RECORD WHO
ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT
BEFORE THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES DESCRIBED IN THE
ATTACHED PROXY STATEMENT. IN THAT EVENT, YOUR PROXY WILL NOT BE USED.

                                MAXXAM INC.

                              PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 21, 2003

      This proxy statement (the "PROXY STATEMENT") is furnished to stockholders in connection with the solicitation by the Board of Directors of MAXXAM Inc. (the "COMPANY" or "MAXXAM"), a Delaware corporation, of proxies for use at the Company's Annual Meeting of Stockholders (the
"ANNUAL MEETING") to be held at 8:30 a.m. on May 21, 2003, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of Annual Meeting. The principal executive offices of the Company are located at 5847 San Felipe,
Suite 2600, Houston, Texas 77057, telephone (713) 975-7600.

      This Proxy Statement, the accompanying proxy card and the Notice of
Annual Meeting of Stockholders are being mailed, commencing on or about May
1, 2003, to the stockholders of record as of the close of business on March
31, 2003 (the "RECORD DATE"). Only holders of record of the 6,527,671 shares of Common Stock (the "COMMON STOCK") and the 668,390 shares of Class
A $.05 Non-Cumulative Participating Convertible Preferred Stock (the
"PREFERRED STOCK," and together with the Common Stock, the "CAPITAL STOCK")
of the Company outstanding as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to ten votes on matters on which they may vote. At the Annual Meeting, the holders of Common Stock, voting separately as a class, are entitled to elect three members of the Company's
Board of Directors (sometimes referred to herein as the "BOARD"), and the holders of Common Stock and Preferred Stock, voting together as a single class, are entitled to elect two members of the Board.

      We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return the enclosed proxy card in the envelope included herewith. The persons authorized to act as proxies at the Annual Meeting, individually or jointly, as listed on the proxy card, are Paul N. Schwartz, Elizabeth D.
Brumley and Bernard L. Birkel. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Secretary, by filing a later-dated proxy or, if you attend the Annual Meeting, by voting your shares of stock in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions,
"FOR" the election of the nominees to the Board named in this Proxy
Statement, and "FOR" the proposal to reapprove and amend the MAXXAM 1994
Executive Bonus Plan.

      All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration is expected to begin at approximately 8:00 a.m. Cameras, recording equipment, communication devices or other similar equipment will not be permitted in the meeting room without the prior written consent of the Company. In addition, posters, placards or other signs or materials may not be displayed inside the meeting facility. The meeting will be conducted in accordance with certain rules and procedures established by the Company, which will be available or announced at the Annual Meeting.

      IN ORDER TO EXPEDITE YOUR ADMISSION TO THE ANNUAL MEETING, WE SUGGEST
THAT YOU PRE-REGISTER BY COMPLETING THE PRE-REGISTRATION FORM SET FORTH ON
THE BACK COVER PAGE OF THIS PROXY STATEMENT AND SENDING IT BY FACSIMILE TO
866-701-6179 BEFORE THE CLOSE OF BUSINESS ON MAY 16, 2003. PERSONS WHO
PRE-REGISTER WILL BE REQUIRED TO VERIFY THEIR IDENTITY AT THE REGISTRATION
TABLE WITH A DRIVER'S LICENSE OR OTHER APPROPRIATE IDENTIFICATION BEARING A
PHOTOGRAPH. THE COMPANY MAY IN ITS DISCRETION ADMIT APPROPRIATELY
CREDENTIALED MEMBERS OF THE MEDIA.

      PLEASE NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" (THAT IS,
THROUGH A BROKER, BANK OR OTHER NOMINEE), YOU WILL NEED TO BRING A COPY OF
A BROKERAGE OR SIMILAR STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE
RECORD DATE. ALL STOCKHOLDERS, OR THEIR DULY APPOINTED PROXIES, WILL BE
REQUIRED TO CHECK IN AT THE REGISTRATION DESK PRIOR TO THE ANNUAL MEETING.
ALL STOCKHOLDERS, REGARDLESS OF THEIR FORM OF OWNERSHIP, AND ALL PROXIES
WILL ALSO BE REQUIRED TO VERIFY THEIR IDENTITY WITH A DRIVER'S LICENSE OR
OTHER APPROPRIATE IDENTIFICATION BEARING A PHOTOGRAPH.

      The Company's Transfer Agent is American Stock Transfer & Trust
Company. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of stock and similar issues, may be handled by contacting them at (800) 937-5449 or via the Internet at www.amstock.com.

      The presence, in person or by proxy, of the holders of shares of
Capital Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Delaware law, abstentions, broker non-votes (i.e., shares held in street name as to which the broker, bank or other nominee has no discretionary power to vote on a particular matter, has received no instructions from the persons entitled to vote such shares, and has appropriately advised the Company that it lacks voting authority) and withhold authority designations are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors are elected by a plurality of votes.
Votes for directors may be cast in favor or withheld; votes that are withheld or broker non-votes will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may not be specified in the election of directors. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST"
or (iii) "ABSTAIN" from voting. The affirmative vote of a majority of the shares present in person or by proxy and voting thereon at the Annual
Meeting is required for approval of the other matters presented. Shares represented by proxies that are marked "abstain" on such matters and proxies relating to broker non-votes will not be treated as shares voting and therefore will not affect the outcome of the vote on such matters.

      PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD. RETURN IT
PROMPTLY IN THE ENVELOPE PROVIDED. IF YOUR SHARES ARE REGISTERED IN THE
NAME OF A BROKER, BANK OR OTHER NOMINEE, PLEASE CONTACT THE PERSON
RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE PROXY CARD
AS SOON AS POSSIBLE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN
PERSON AND YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR
OTHER NOMINEE, YOU MUST OBTAIN A PROXY FROM SUCH NOMINEE ASSIGNING VOTING
RIGHTS TO YOU.

Pre-Registration Request......................................................Back Cover

                           ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation provides for three classes of directors (excluding the directors elected by the holders of Common Stock, as discussed below) having staggered terms of office, with directors of each class to be elected by the holders of the Company's
Common Stock and Preferred Stock, voting together as a single class, for terms of three years and until their respective successors have been duly elected and qualified ("GENERAL DIRECTORS"). The Company's Restated
Certificate of Incorporation also provides that so long as any shares of the Preferred Stock are outstanding, the holders of Common Stock, voting as a class separately from the holders of any other class or series of stock, shall be entitled to elect, for terms of one year, at each annual meeting, the greater of (i) two directors, or (ii) that number of directors which constitutes 25% of the total number of directors (rounded up to the nearest whole number) to be in office subsequent to such annual meeting ("COMMON
DIRECTORS"). The Board has nonetheless designated three out of its seven directors as Common Director nominees.

      Five directors will be elected at the Annual Meeting. The Company's three nominees for Common Director are Robert J. Cruikshank, Stanley D.
Rosenberg and Michael J. Rosenthal (to hold office until the 2004 annual meeting). J. Kent Friedman and Ezra G. Levin have each been nominated by the Company to stand for election as a General Director (to hold office until the 2006 annual meeting). Each nominee is currently a member of, and has extensive experience on, the Board and in other board and business positions. See "Executive Officers and Directors" and "Principal
Stockholders" for information concerning each of the nominees and other directors, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the Company's Common Stock and Preferred Stock owned beneficially by each of them as of the Record Date. Each of these nominees has consented to serve as a member of the Board if elected.

      The persons named on the enclosed proxy card will vote the shares of
Common Stock and Preferred Stock represented thereby for the election of these nominees, except where authority has been withheld as to a particular nominee or as to all such nominees. Should any of these nominees decline or be unable to serve as a director of the Company, which is not anticipated, the persons named on the enclosed proxy card will vote for the election of such other person, if any, as the Board may recommend.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
MESSRS. CRUIKSHANK, ROSENBERG AND ROSENTHAL AS COMMON DIRECTORS AND MESSRS.
FRIEDMAN AND LEVIN AS GENERAL DIRECTORS OF THE COMPANY.

    PROPOSAL TO REAPPROVE AND AMEND THE MAXXAM 1994 EXECUTIVE BONUS PLAN

      The MAXXAM 1994 Executive Bonus Plan (the "EXECUTIVE PLAN"), first adopted by the Board and approved by the stockholders of the Company in
1994, and amended and reapproved by the stockholders in 1998, is hereby submitted to the stockholders of the Company for reapproval in order to continue to secure, to the extent permitted, a tax deduction by the Company for payments of compensation thereunder to participants. Reapproval of the
Executive Plan will also serve as approval of certain amendments to the
Executive Plan as more fully described below. The purpose of the Executive
Plan will continue to be to provide performance incentives to each participant, who is or may be a "covered employee" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986 (the "CODE"), while securing a tax deduction for those payments.

      Earlier this year, amendments to the Executive Plan were adopted by the Section 162(m) Compensation Committee (the "SECTION 162(M) COMMITTEE"),
subject to the reapproval of the Executive Plan, as amended, by the stockholders. These amendments (i) make it clear that the Executive Plan is to be administered by the Section 162(m) Committee, (ii) revise the definition of "Affiliate" to exclude the Kaiser Aluminum Corporation affiliated group, (iii) clarify that the Company's earnings release can be used in the determination of Consolidated Financial Results and Earnings per Share (as defined in the Executive Plan), (iv) revise the definition of
"Extraordinary Transaction" to clarify the types of transactions which are subject to the definition and lower the qualifying dollar threshold from
$100 million to $25 million, and (v) clarify that bonuses under the
Executive Plan may be paid in property. These amendments serve to clarify various provisions of the Executive Plan and to increase the flexibility of the Section 162(m) Committee to recognize achievements by, and reward, key personnel for their efforts on behalf of the Company. Except as described above, the terms of the Executive Plan have not changed since it was amended and reapproved in 1998. If the Executive Plan is reapproved by the stockholders, the amendments described above will be retroactively effective from January 1, 2003.

      The Executive Plan is administered by the Section 162(m) Committee which is composed solely of at least two "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code.
Pursuant to the terms of the Executive Plan, the Section 162(m) Committee identifies those performance criteria for which each participant is largely responsible and the achievement of which would be of significant benefit to the Company. The Section 162(m) Committee sets specific performance goals for each participant under each of the following business criteria (as amended): (a) improvement in Consolidated Financial Results, (b) the completion of one or more specific business development projects identified by the Section 162(m) Committee, (c) the completion of an Extraordinary
Transaction (i.e., an acquisition or disposition of assets or an acquisition, disposition or issuance of securities which assets or securities have an aggregate fair market value greater than $25 million),
(d) improvement in Earnings per Share, and (e) the achievement of a predetermined level of net income or loss for the principal divisions of the Company and its subsidiaries based upon their respective plans for the year. For each specific performance goal, a predetermined bonus amount can be earned by the participant upon achievement of such goal. Pursuant to existing regulations under Section 162(m) of the Code, the specific goals are set by the Section 162(m) Committee prior to the 90th day of each year.

      Participants in the Executive Plan are limited to those officers of the Company whose base salary is equal to or in excess of $500,000 and the bonuses earned by each participant cannot exceed an aggregate of $12 million per fiscal year. The Company's Chief Executive Officer and
President are currently the only participants in the Executive Plan.

      Bonuses determined under the Executive Plan by the Section 162(m)
Committee are payable as soon as practicable following such determination, but in no event until the Section 162(m) Committee has certified in writing that the performance goals and any other material terms related to the award were in fact satisfied. The Section 162(m) Committee has absolute discretion to reduce any bonus amounts earned under the Executive Plan.

      The Executive Plan provides that the Board of Directors or any committee thereof may terminate, suspend or amend the Executive Plan, in whole or part, at any time, including the adoption of amendments deemed necessary or advisable provided stockholder approval is obtained if required by Section 162(m) of the Code.

      The foregoing summary is qualified in all respects by reference to the full text of the Executive Plan, a copy of which is available upon request to the Secretary of the Company. The benefits that may be paid under the Executive Plan are not determinable for the 2003 fiscal year. For a description of compensation under the Executive Plan in respect of 2002, see "Report of the Compensation Committees on Executive
Compensation--Executive Officer Compensation-- Executive Plan" and
"--Compensation of the Chief Executive Officer for the Last Completed
Fiscal Year."

      THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS
OF THE COMPANY VOTE "FOR" REAPPROVAL AND AMENDMENT OF THE EXECUTIVE PLAN.

                 THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board held ten meetings and acted by written consent on four occasions during 2002. In addition, management confers frequently with directors on an informal basis to discuss Company affairs. During 2002, no director attended fewer than 75% of the aggregate number of meetings of the
Board and the committees of the Board on which he served.

      The Board has the following standing committees: Executive, Audit,
Conflicts and Compliance, Compensation Policy, and Section 162(m)
Compensation. The Board does not have a standing nominating committee nor does it have any committee performing a similar function.

      The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board. Its current members are Messrs. Hurwitz (Chairman), Levin and Schwartz. The
Executive Committee held one meeting during 2002 and did not act by written consent.

      The Audit Committee serves as an independent and objective party to oversee the integrity of the Company's accounting and financial reporting processes and internal control system, including the Company's system of internal controls regarding finance and accounting that management has established and that the Board oversees. Consistent with such function, the
Audit Committee encourages continuous improvement of, and fosters adherence to, the Company's policies, procedures and practices at all levels.
Further, it reviews and appraises the independence and performance of the
Company's independent accountants, and provides an open avenue of communication among senior management, the independent accountants and the
Board. The Board has adopted a written charter for the Audit Committee which was filed as Appendix A to the Company's 2001 Proxy Statement.
Messrs. Rosenthal (Chairman), Cruikshank, Levin and Rosenberg served as members of this committee, which met on seven occasions during 2002 and did not act by written consent. In addition, one separate meeting was held with the Chairman of the Audit Committee. The Company has determined that each member of the Audit Committee is "independent" within the meaning of the
American Stock Exchange's current rules concerning audit committees. See also "Report of the Audit Committee" below.

      The Conflicts and Compliance Committee (i) ensures that appropriate policies with regard to employee conduct pursuant to legal and ethical business standards are formulated, maintained, periodically reviewed and properly implemented and enforced, (ii) reviews possible conflicts of interest, and (iii) establishes, maintains, governs and enforces policies regarding sensitive payments, insider trading with regard to the Company's equity securities and similar policies. Messrs. Rosenberg (Chairman),
Cruikshank, Friedman, Levin and Rosenthal served as members of this committee, which met on six occasions during 2002 and did not act by written consent.

      The Compensation Policy Committee (the "POLICY COMMITTEE") reviews and approves proposals concerning or related to (i) the establishment or change of benefit plans, or material amendments to existing benefit plans, and (ii) salaries or other compensation, including payments awarded pursuant to bonus and benefit plans maintained by the Company and its subsidiaries (excluding Kaiser Aluminum Corporation ("KAISER") and Kaiser
Aluminum & Chemical Corporation ("KACC")) and to all executive officers and other employees of the Company and its non-Kaiser subsidiaries. However, the Policy Committee is not responsible for the administration of, amendments to and awards under the Executive Plan or the MAXXAM 2002
Omnibus Employee Incentive Plan (the "2002 OMNIBUS PLAN") or administration of the MAXXAM 1994 Omnibus Employee Incentive Plan (the "1994 OMNIBUS
PLAN"). Messrs. Levin (Chairman), Cruikshank, Rosenberg and Rosenthal
served as members of this committee. The Policy Committee met on three occasions during 2002 and did not act by written consent.

      The Section 162(m) Committee has the authority to administer and make amendments to the Company's Executive Plan and 2002 Omnibus Plan, and to
administer the 1994 Omnibus Plan and such other plans or programs, if any, as are intended to comply with the provisions of Section 162(m) of the
Code. The Section 162(m) Committee also establishes criteria to be used in determining awards to be made pursuant to the Executive Plan, while retaining the right to reduce any such awards through its power of negative discretion, and approves awards made pursuant to the 2002 Omnibus Plan.
Messrs. Cruikshank (Chairman), Rosenberg and Rosenthal served as members of this committee. During 2002, this committee held six meetings and did not act by written consent.

DIRECTOR COMPENSATION

      Non-employee directors of the Company (Messrs. Cruikshank, Levin,
Rosenberg and Rosenthal) each received a fee of $30,000 for the 2002 calendar year. Non-employee directors were also entitled to receive an annual fee of $1,500 for each Board committee they chaired and $1,000 for each Board committee on which they served as a member. Further, non-employee directors received $1,500 per day for personally attending, or
$500 per day for attending by telephone or other means, each committee meeting not held in conjunction with a regularly scheduled Board meeting.
Messrs. Cruikshank, Levin, Rosenberg and Rosenthal received an aggregate of
$49,750, $40,000, $41,500 and $43,375, respectively, in payment of such director and committee chairman/member fees during 2002. No additional compensation for attending Board or committee meetings was paid to directors. Directors were reimbursed for travel and other disbursements relating to Board and committee meetings. Fees to directors who were also employees of the Company were deemed to be included in their salary.
Non-employee directors of the Company who also served as directors of the
Company's majority-owned subsidiaries, Kaiser and KACC, also received from
Kaiser and KACC additional director or committee fees and were reimbursed by Kaiser and KACC for expenses pertaining to their services in such capacities. Messrs. Cruikshank, Hurwitz and Levin received $75,334,
$17,000, and $78,834, respectively, in such director and committee fees from Kaiser and KACC with respect to their services in 2002. Mr. Levin also received additional fees in the amount of $15,000 for serving as a manager of Scotia Pacific Company LLC, a wholly owned subsidiary of the Company during 2002 ("SCOTIA LLC").

      All non-employee directors are eligible to participate in a deferred compensation program. By executing a Deferred Fee Agreement, a non-employee director may defer all or part, in 25% increments, of the director's fees received from the Company for service in such capacity for any calendar year. The designated percentage of deferred fees are credited to a book account as of the date such fees would have been paid to the director and are deemed "invested" in two investment choices, again in 25% increments, of phantom shares of the Company's Common Stock and/or in an account bearing interest calculated using one-twelfth of the sum of the prime rate on the first day of each month plus 2%. Deferred director's fees, including all earnings credited to the book account, will be paid in cash to the director or beneficiary as soon as practicable following the date the director ceases for any reason to be a member of the Board, either in a lump sum or in a specified number of annual installments not to exceed ten, at the director's election. Mr. Levin is the only director who has elected to defer his director's fees, with such fees having been deferred since
September 1994.

      Non-employee directors are also eligible to participate in the
Company's 1994 Non-Employee Director Stock Plan (the "NON-EMPLOYEE DIRECTOR
PLAN"). Pursuant to such plan, each eligible director receives an initial grant of an option to purchase, at the discretion of the Board or any committee thereof, at least 500 shares of the Company's Common Stock. The initial grant takes place on the day following the first annual meeting after such eligible director is first elected or appointed by the Board to be a director. Thereafter, each eligible director is granted an option to purchase 600 shares of Common Stock each year effective the day following the annual meeting. The exercise price per share of the options is the closing price of the Common Stock as reported by the American Stock
Exchange on the date the option is granted. Each option granted under the
Non-Employee Director Plan becomes exercisable as to 25% of the shares on the first, second, third and fourth anniversaries of the date of the grant.
Messrs. Cruikshank, Levin, Rosenberg and Rosenthal each received options to purchase 600 shares of the Company's Common Stock on May 23, 2002, at an exercise price of $11.00 per share.

POLICY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the 2002 fiscal year, no member of the Policy Committee or the
162(m) Committee was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries; however, the law firm of Kramer Levin Naftalis & Frankel LLP, of which Mr. Levin is a member, provided legal services for the Company and its subsidiaries during 2002 (the revenues from such services accounting for less than 1% of such firm's revenues in 2002).

      During the Company's 2002 fiscal year, no executive officer of the
Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Policy Committee or the 162(m)
Committee, (ii) a director of another entity, one of whose executive officers served on the Policy Committee or the 162(m) Committee, or (iii) a
member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                      EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information as of the Record
Date, with respect to the executive officers, directors and director nominees of the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

           NAME                         POSITIONS AND OFFICES WITH THE COMPANY
--------------------------    -----------------------------------------------------------
Charles E. Hurwitz            Chairman of the Board and Chief Executive Officer
J. Kent Friedman              Vice Chairman of the Board and General Counsel
Paul N. Schwartz              Director, President and Chief Financial Officer
Diane M. Dudley               Vice President and Chief Personnel Officer
Bernard L. Birkel             Secretary
Elizabeth D. Brumley          Controller
Robert J. Cruikshank          Director
Ezra G. Levin                 Director
Stanley D. Rosenberg          Director
Michael J. Rosenthal          Director

      Charles E. Hurwitz. Mr. Hurwitz, age 62, has served as a member of the Board and the Executive Committee of the Company since August 1978 and was elected as Chairman of the Board and Chief Executive Officer of the
Company in March 1980. Mr. Hurwitz also served the Company as President from January 1993 to January 1998. Mr. Hurwitz is the President and
Director of Giddeon Holdings, Inc., a principal stockholder of the Company which is primarily engaged in the management of investments ("GIDDEON
HOLDINGS"). Mr. Hurwitz has also been, since May 1982, Chairman of the
Board, President and Chief Executive Officer of MAXXAM Group Inc. ("MGI"),
a wholly owned subsidiary of the Company which is engaged in forest products operations. He has served as a director of Kaiser since October
1988, and KACC since November 1988. From December 1994 until April 2002,
Mr. Hurwitz served as Vice Chairman of the Board of KACC.

      J. Kent Friedman. Mr. Friedman, age 59, was elected a director and appointed Vice Chairman of the Company in May 2000, and has served as
General Counsel of the Company since December 1999. He is a nominee for election as a General Director of the Company to serve until the 2006 annual meeting. He served as Acting General Counsel of the Company from
March 1998 until his appointment as General Counsel. Mr. Friedman was a partner of Mayor, Day, Caldwell & Keeton, L.L.P., a Houston law firm, from
1982 through December 1999, and he was the Managing Partner of that firm from 1982 through 1992. He has also served since September 1999 as a director of The Pacific Lumber Company, a subsidiary of MGI engaged in forest products operations ("PACIFIC LUMBER"), and on the Board of Managers of Scotia LLC, Pacific Lumber's principal subsidiary. In addition, he has served as a director of MGI since May 2000. From December 1999 until
February 2002, Mr. Friedman also served as Senior Vice President and
General Counsel of Kaiser and KACC. Mr. Friedman is Co-Chairman of the
Greater Houston Inner City Games, President of the Mickey Leland Kibbutzim
Internship Foundation and served as a member of the Board of Regents of
Texas Southern University (1987 to 1990) and as a member of the Executive
Committee of the Board of Directors of the Houston Symphony (1984 to 1999).

      Paul N. Schwartz. Mr. Schwartz, age 56, was named a director and
President of the Company in January 1998, and has served as Chief Financial
Officer of the Company since January 1995. He previously served as
Executive Vice President of the Company from January 1995 until January
1998, Senior Vice President--Corporate Development of the Company from June
1987 until December 1994, and Vice President--Corporate Development of the
Company from July 1985 to June 1987. Since June 1998, Mr. Schwartz has also served on the Board of Managers and as a Vice President of Scotia LLC. He
has also served as a director of Pacific Lumber since February 1993. He has also served as Vice President, Chief Financial Officer and a director of
MGI since May 1987, February 1995 and January 1994, respectively. Mr.
Schwartz is also a member of the Houston Symphony Orchestra Board and
Finance Committee.

      Diane M. Dudley. Ms. Dudley, age 62, has served as Vice President and
Chief Personnel Officer of the Company since May 1990. From June 1987 until
May 1990, she was Vice President--Personnel and Administration of the
Company. From December 1983 until June 1987, Ms. Dudley served as Assistant
Vice President--Personnel of the Company. Ms. Dudley has also served as a
Vice President of Pacific Lumber since November 1995.

      Bernard L. Birkel. Mr. Birkel, age 53, was named Secretary of the
Company in May 1997, and has served MGI and Pacific Lumber in such capacity since May 1997 and Scotia LLC since June 1998. He served as Managing
Counsel--Corporate of the Company from May 1997 to February 2000, when he was appointed Senior Assistant General Counsel. Mr. Birkel was Assistant
Secretary of the Company and MGI from May 1991 to May 1997. He served as
Senior Corporate Counsel of the Company from August 1992 until May 1997.
Prior to joining the Company as Corporate Counsel in August 1990, Mr.
Birkel was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.

      Elizabeth D. Brumley. Ms. Brumley, age 44, joined the Company in
August 1996 and was named Controller in January 1999. She has also served as Controller of MGI since January 1999. Until January 1999, Ms. Brumley served as Assistant Controller of the Company from December 1997 and MGI from May 1998. She previously worked for GulfMark Offshore, Inc. (formerly
GulfMark International, Inc.), where she served as Controller from 1990 until joining the Company. Ms. Brumley was a senior auditor with Arthur
Andersen LLP prior to joining GulfMark in December 1987.

      Robert J. Cruikshank. Mr. Cruikshank, age 72, has served as a director of the Company since May 1993. Mr. Cruikshank is a nominee for reelection as a Common Director of the Company to serve until the 2004 annual meeting. He has also served as a director of Kaiser and KACC since
January 1994. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche LLP from December 1989 until his retirement from that firm in March 1993. Mr. Cruikshank served on the board of directors of Deloitte Haskins & Sells from 1981 to 1985 and as
Managing Partner from June 1974 until its merger with Touche Ross & Co. in
December 1989. Mr. Cruikshank also serves as a director (until May) of
CenterPoint Energy, Inc. ("CENTERPOINT"), a public utility holding company with interests in electric and natural gas utilities, and coal and transportation businesses; as a director of Texas Genco Holdings, Inc., a wholesale electric power generating company and public company subsidiary of CenterPoint; as a director of Texas Biotechnology Incorporated, a pharmaceutical company; as a trust manager of Weingarten Realty Investors;
and as advisory director of Compass Bank--Houston. Mr. Cruikshank has also served in a leadership capacity at a number of leading academic and health care organizations including: member of the Board of Directors, Texas
Medical Center (1989 to present), and Regent and Vice Chairman of The
University of Texas System (1989-1995).

      Ezra G. Levin. Mr. Levin, age 69, was first elected a director of the
Company in May 1978. He is a nominee for reelection as a General Director of the Company to serve until the 2006 annual meeting. He has served as a director of Kaiser and KACC since July 1991 and November 1988, respectively, and also served as a director of Kaiser from April 1988 to
May 1990. He has served as a director of Pacific Lumber since February
1993, and as a manager on the Board of Managers of Scotia LLC since June
1998. Mr. Levin is a member and co-chair of the New York and Paris law firm of Kramer Levin Naftalis & Frankel LLP. He has held leadership roles in various legal and philanthropic capacities, and is currently the President of the Jewish Community Relations Council of Greater New York. Mr. Levin
has previously served as a trustee on behalf of the Securities Investor
Protection Corporation, and served as visiting professor at the University of Wisconsin Law School and at Columbia College.

      Stanley D. Rosenberg. Mr. Rosenberg, age 71, was first elected to the
Board in June 1981. He is a nominee for reelection as a Common Director of the Company to serve until the 2004 annual meeting. Mr. Rosenberg is a partner in the law firm of Loeffler Jonas & Tuggey LLP. He was a partner in the law firm of Arter & Hadden LLP from April 1999 until May 2001, and was a partner in the law firm of Rosenberg, Tuggey, Agather, Rosenthal &
Rodriguez from February 1990 through April 1999. He was a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in
1971 until February 1990, from which time he served as Of Counsel to that firm through June 1993. Mr. Rosenberg has also held leadership roles in various legal and philanthropic capacities including: Committee
Chairman--State Bar of Texas Task Force on Title Companies (1984 to 1990);
Member, University of Texas Graduate School of Business Advisory Council
(1991 to 1992); Member of the Board of Visitors, University of Texas Law
School (1992 to 1994); and, Director, University of Texas Health Science
Center Development Board (1994 to present).

      Michael J. Rosenthal. Mr. Rosenthal, age 59, was elected a director of the Company in May 2000. He is a nominee for reelection as a Common
Director of the Company to serve until the 2004 annual meeting. Since 1986,
Mr. Rosenthal has served as Chairman and President of M. J. Rosenthal and
Associates, Inc., an investment and consulting company. From 1984 to 1986,
Mr. Rosenthal served as a partner and a Managing Director of Wesray Capital
Corporation, an investment company, and prior to that was Senior Vice
President and Managing Director of the Mergers and Acquisitions Department
of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm. Mr.
Rosenthal also serves as a director and Treasurer of the Horticultural
Society of New York and over the last several years, has also served as
Chairman, a director and/or Chief Executive Officer of a number of companies including: American Vision Centers, Inc., Northwestern Steel &
Wire Company, Star Corrugated Box Co., Inc., Vector Distributors, Inc.,
Western Auto Supply Company and Wilson Sporting Goods Company.

                           PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of the Record Date, unless otherwise indicated, the beneficial ownership of the Company's Common Stock and Preferred Stock by (i) those persons known by the Company to own beneficially more than 5% of the shares of either class then outstanding,
(ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) each of the directors or nominees for director, and
(iv) all directors and executive officers of the Company as a group.

                                                                                                               COMBINED
                  NAME OF                                                    NUMBER              % OF        % OF VOTING
             BENEFICIAL OWNER                   TITLE OF CLASS             OF SHARES(1)          CLASS        POWER(2)
-------------------------------------------   ------------------     ------------------------- ----------  --------------
Dimensional Fund Advisors Inc.                   Common Stock          445,425(3)                 6.8             3.4
FMR Corp.                                        Common Stock          607,500(4)                 9.3             4.6
Gilda Investments, LLC(5)                        Common Stock        2,503,121(6)(7)             38.2            18.9
The Stockholder Group(5)                         Common Stock        3,061,104(6)(7)(8)(9)       45.5            74.0
                                                Preferred Stock        752,441(10)(11)           99.2
Bernard L. Birkel                                Common Stock            4,800(12)                  *               *
Robert J. Cruikshank                             Common Stock            4,800(13)                  *               *
Diane M. Dudley                                  Common Stock            4,033(14)                  *               *
J. Kent Friedman                                 Common Stock           22,200(15)                  *               *
Charles E. Hurwitz(5) (16)                       Common Stock        3,061,104(6)(7)(8)(9)       45.5            74.0
                                                Preferred Stock        752,441(10)(11)           99.2
Ezra G. Levin                                    Common Stock            4,800(13)                  *               *
Stanley D. Rosenberg                             Common Stock            5,800(13)                  *               *
Michael J. Rosenthal                             Common Stock              825(17)                  *               *
Paul N. Schwartz                                 Common Stock           67,663(18)                  *               *
All directors, nominees for director and         Common Stock        3,178,104(6)(7)(8)(9)(19)   46.6
   executive officers of the Company as a       Preferred Stock        752,441(10)(11)           99.2(19)        74.3
   group (10 persons)

--------------------------------------

*  Less than 1%.
(1)   Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table.
      Includes the number of shares such persons would have received on the
      Record Date, if any, for their SARs (excluding SARs payable in cash only) exercisable within 60 days of such date if such rights had been paid solely in shares of Common Stock. Also includes the number of shares of Common Stock credited to such person's account under the
      MAXXAM Stock Fund of the Company's 401(k) savings plan.
(2)   The Company's Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of the Company's stockholders.
(3)   Information based solely on a Schedule 13G (the "DIMENSIONAL 13G")
      filed with the Securities and Exchange Commission ("SEC") on February
      13, 2003 by Dimensional Fund Advisors Inc. ("DIMENSIONAL"), a
      Delaware corporation which is a registered investment advisor. The
      Dimensional 13G indicates that Dimensional has sole voting and dispositive power with respect to 445,425 shares and that all of such shares are owned by other persons or entities having the right to receive and the power to direct the receipt of dividends from, and proceeds from the sale of, such shares. The business address of
      Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica,
      California 90401.
(4)   Information based solely on a Schedule 13G (the "FMR 13G") filed with the SEC on February 13, 2003 by FMR Corp., and its wholly owned subsidiary, Fidelity Management & Research Company ("FIDELITY"), as
      well as Fidelity Low Priced Stock Fund, Edward C. Johnson 3d, the
      Chairman and 12% owner of the outstanding voting stock of FMR Corp., and Abigail P. Johnson, a Director and 24.5% owner of the outstanding voting stock of FMR Corp. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of the Class
      B shares of common stock of FMR Corp., representing approximately 49%
      of the voting power of FMR Corp. Fidelity is a registered investment advisor. The address of FMR Corp. is 82 Devonshire Street, Boston,
      Massachusetts 02109.
(5)   Gilda Investments, LLC ("GILDA") is a wholly owned subsidiary of
      Giddeon Holdings. Gilda, Giddeon Holdings, Giddeon Portfolio LLC
      ("GIDDEON PORTFOLIO"), the Hurwitz Investment Partnership L.P., the
      Hurwitz 1992 Investment Partnership L.P. and Mr. Hurwitz may be
      deemed a "group" (the "STOCKHOLDER GROUP") within the meaning of
      Section 13(d) of the Securities Exchange Act of 1934, as amended. The address of Gilda is 5847 San Felipe, Suite 2600, Houston, Texas
      77057. The address of the Stockholder Group is Giddeon Holdings,
      Inc., 5847 San Felipe, Suite 2600, Houston, Texas 77057.
(6)   Includes 60,000 shares owned by Giddeon Portfolio. Giddeon Portfolio is a Texas limited liability company which is owned 79% by Gilda and
      21% by Mr. Hurwitz, and of which Gilda is the managing member.
(7)   Includes options to purchase 21,029 shares of Common Stock held by
      Gilda.
(8)   Includes (a) 2,422,092 shares of Common Stock owned by Gilda as to which Mr. Hurwitz indirectly possesses voting and investment power,
      (b) 78,784 shares of Common Stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership,
      (c) 46,500 shares of Common Stock owned by the Hurwitz Investment
      Partnership L.P., a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr.
      Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 4,049 shares of Common Stock owned by the Hurwitz 1992 Investment
      Partnership L.P., of which 2,024 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, and (e) 248,750 shares of Common Stock held directly by Mr. Hurwitz.
(9)   Includes options held by Mr. Hurwitz to purchase 179,900 shares of
      Common Stock and exercisable within 60 days of the Record Date.
(10)  Includes 662,441 shares of Preferred Stock held directly by Mr.
      Hurwitz.
(11)  Includes options held by Mr. Hurwitz to purchase 90,000 shares of
      Preferred Stock and exercisable within 60 days of the Record Date.
(12)  Relates to options to purchase 4,800 shares of Common Stock and exercisable within 60 days of the Record Date.
(13)  Includes options to purchase 3,800 shares of Common Stock and exercisable within 60 days of the Record Date.
(14)  Includes options to purchase 3,020 shares of Common Stock and exercisable within 60 days of the Record Date.
(15)  Includes options to purchase 22,200 shares of Common Stock and exercisable within 60 days of the Record Date.
(16)  Mr. Hurwitz serves as the sole director of Giddeon Holdings, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Giddeon Holdings.
      His positions include Chairman of the Board and Chief Executive
      Officer of the Company, membership on the Company's Executive
      Committee and Chairman of the Board and President of Giddeon
      Holdings. By reason of the foregoing and his relationship with the members of the Stockholder Group, Mr. Hurwitz may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(17)  Relates to options to purchase 825 shares of Common Stock and exercisable within 60 days of the Record Date.
(18)  Includes options to purchase 53,060 shares of Common Stock exercisable within 60 days of the Record Date, and 10,749 shares of
      Common Stock owned by a trust of which Mr. Schwartz and his spouse are trustees and share voting and investment power with respect to such shares.
(19)  Mr. Hurwitz beneficially owns 3,061,104 of such shares. The remaining shares consist of 19,655 shares of Common Stock, and options exercisable within 60 days of the Record Date to purchase 97,345 shares of Common Stock, held by the other directors and officers of the Company. Of the 19,655 shares of Common Stock, the applicable directors and officers have sole voting and investment power with respect to 8,906 of such shares.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "NAMED
EXECUTIVE OFFICERS") for the fiscal year ended December 31, 2002:

                                                                                  LONG-TERM COMPENSATION
                                                                               ----------------------------
                                                ANNUAL COMPENSATION                       AWARDS
                                    ------------------------------------------ ----------------------------
          (A)               (B)         (C)           (D)             (E)           (F)           (G)              (I)
                                                                                               SECURITIES
                                                                    OTHER       RESTRICTED     UNDERLYING
                                                                    ANNUAL        STOCK         OPTIONS/        ALL OTHER
       NAME AND                       SALARY          BONUS      COMPENSATION    AWARD(S)         SARS        COMPENSATION
  PRINCIPAL POSITION       YEAR         ($)            ($)          ($)(1)         ($)            (#)              ($)
-----------------------   -------   -----------   ------------   ------------- ------------- --------------   -------------

CHARLES E. HURWITZ,        2002       809,412       435,233(2)          --           -0-(3)      124,600      142,361(4)(5)
CHAIRMAN OF THE BOARD AND  2001       785,836       919,531(6)          --           -0-(3)      124,600      142,284(4)(5)
CHIEF EXECUTIVE OFFICER    2000       755,612       604,490(7)          --           -0-         116,200      140,794(4)(5)

J. KENT FRIEDMAN,          2002       482,040       259,200         70,754(8)        -0-(3)       20,900       38,979(4)(5)
VICE CHAIRMAN AND          2001       468,000       324,000         79,878(8)        -0-(3)       20,900       29,556(4)(5)
GENERAL COUNSEL            2000       450,000       360,000         98,053(8)        -0-          18,800       14,777(4)(5)

PAUL N. SCHWARTZ,          2002       579,305       361,501             --           -0-          25,100      101,889(4)(5)
DIRECTOR, PRESIDENT AND    2001       562,432       464,376             --           -0-          25,100      103,061(4)(5)
CHIEF FINANCIAL OFFICER    2000       540,800       432,640             --           -0-          22,600      103,061(4)(5)

BERNARD L. BIRKEL,         2002       191,884        85,000             --           -0-           5,100          -0-(5)
SECRETARY                  2001       186,294       105,000             --           -0-           5,100        6,645(5)
                           2000       179,300       120,000             --           -0-           5,700        5,723(5)

DIANE M. DUDLEY,           2002       172,010        80,000             --           -0-           3,800       30,253(4)(5)
VICE PRESIDENT AND         2001       167,000       100,000             --           -0-           3,800       34,961(4)(5)
CHIEF PERSONNEL OFFICER    2000       160,600       110,000             --           -0-           3,400       34,669(4)(5)

------------------------------------

(1)   Excludes perquisites and other personal benefits which in the aggregate do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2)   Payment made in 2003 with respect to 2002.
(3)   In April 2001, Kaiser made an offer to current employees and directors to exchange their outstanding options to acquire shares of
      Kaiser common stock for restricted shares of Kaiser common stock (the
      "KAISER EXCHANGE OFFER"). Pursuant to the Kaiser Exchange Offer,
      Messrs. Hurwitz and Friedman exchanged all of their then-outstanding options to acquire Kaiser common stock (i.e., 250,000 and 167,000 options, respectively) for 52,472 and 93,894 restricted shares of
      Kaiser common stock, respectively. The restrictions were scheduled to lapse on one-third of the shares issued pursuant to the Kaiser
      Exchange Offer and for such shares to vest on each of March 5, 2002,
      2003 and 2004, subject to the grantee being an employee of Kaiser or
      KACC (or an affiliate or subsidiary of either) on the applicable vesting date (with any dividends payable on the shares prior to the lapse of the restrictions to be payable to the grantee). Mr. Hurwitz elected to cancel the portion of his restricted shares which would have vested on March 5, 2002. Messrs. Hurwitz and Friedman both elected to cancel the portions of their restricted shares which would have vested on March 5, 2003. As of December 31, 2002, Messrs.
      Hurwitz and Friedman owned 34,981 and 62,596 restricted shares of
      Kaiser common stock valued at $2,029 and $3,631, respectively, based on the closing price on the OTC Bulletin Board of $.058 per share. As of December 31, 2002, Mr. Hurwitz beneficially owned 256,808 shares of restricted Common Stock of the Company (including the dividend rights in respect thereof) valued at $2,388,314 based on the closing price of $9.30 per share on the American Stock Exchange.
(4)   Includes the following aggregate amounts accrued for 2002, 2001 and
      2000, respectively, in respect of the MAXXAM Inc. Revised Capital
      Accumulation Plan of 1988 (the "CAPITAL ACCUMULATION PLAN"), pursuant to which, in general, benefits vest 10% annually and (i) with respect to contributions made for 1988-1997, were paid in January 1998; or
      (ii) with respect to contributions made during 1998 or after, are payable upon the earlier of (a) January 1, 2008 (with respect to participants who were also participants under a former plan on
      December 31, 1987), or (b) termination of employment with the
      Company: Mr. Hurwitz-- $142,361, $135,735 and $134,497; Mr.
      Friedman--$38,979, $22,756 and $7,977; Mr. Schwartz--$101,889, 97,147
      and $96,261; and Ms. Dudley--$30,253, 28,845 and $28,585.
(5)   These amounts include matching contributions by the Company under its
      401(k) savings plan for 2001 and 2000, respectively, as follows: Mr.
      Hurwitz--$6,549 and $6,297; Mr. Friedman--$6,800 and $6,800; Mr.
      Schwartz--$6,800 and $6,800; Mr. Birkel--$6,645 and $5,723; and Ms.
      Dudley--$6,116 and $6,084. There were no matching contributions by the Company for 2002 for these persons.
(6)   Includes payments totalling $544,041 made in 2002 with respect to
      2001.
(7)   Includes payments totalling $375,490 made in 2001 with respect to
      2000.
(8)   Of such amount, $50,000 consists of forgiveness of a portion of a loan made to Mr. Friedman by the Company. See "--Employment
      Contracts."

OPTION/SAR GRANTS TABLE

      The following table sets forth certain information concerning stock options or SARs granted in fiscal year 2002 to any of the named executive officers:

                                                                                                             GRANT
                                          INDIVIDUAL GRANTS                                                DATE VALUE
---------------------------------------------------------------------------------------------------- ----------------------
             (A)                      (B)               (C)               (D)               (E)                (F)

                                   NUMBER OF        % OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING        GRANTED TO        EXERCISE OR
                                 OPTIONS/SARS      EMPLOYEES IN       BASE PRICE        EXPIRATION         GRANT DATE
            NAME                  GRANTED(1)        FISCAL YEAR        ($/SHARE)           DATE        PRESENT VALUE ($)(2)
-----------------------------    ------------      -------------      -----------       -----------  ----------------------

Charles E. Hurwitz                  124,600            57.7               9.40            12/20/12              582,941
J. Kent Friedman                     20,900             9.7               9.40            12/20/12               97,781
Paul N. Schwartz                     25,100            11.6               9.40            12/20/12              117,430
Bernard L. Birkel                     5,100             2.4               9.40            12/20/12               23,860
Diane M. Dudley                       3,800             1.8               9.40            12/20/12               17,778

------------------------------------

(1)   Represents shares of Common Stock underlying stock options with tandem SARs.
(2)   The Grant Date Present Value is a hypothetical value determined by utilizing a Black-Scholes option pricing model. The following assumptions were used in the calculation: a risk-free interest rate of 4.05%, a dividend yield of 0%, an expected stock price volatility of 42.6%, and an expected life of 6.75 years for each option/SAR. No adjustments were made for non-transferability or risk of forfeiture.
      The actual value, if any, that a grantee realizes will depend on the excess of the stock price over the exercise price on the date the option/SAR is exercised. There can be no assurance that the value realized will be at or near the hypothetical value set forth in the table.

      The stock options with respect to the Company's Common Stock set forth in the above table were granted under the 2002 Omnibus Plan at the closing price on the date of the grant, and vest 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

      The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding
SARs during the fiscal year ended December 31, 2002 by each of the named executive officers, and the 2002 fiscal year-end value of unexercised options and SARs, including SARs exercisable for cash only.

           (A)                    (B)              (C)                     (D)                              (E)
                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS               IN-THE-MONEY OPTIONS/SARS
                                                                 AT FISCAL YEAR-END (#)           AT FISCAL YEAR-END ($)
                                                               -----------------------------   -----------------------------
                                SHARES
                              ACQUIRED ON        VALUE
           NAME              EXERCISE (#)     REALIZED ($)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------    ------------     ------------     -------------   -------------    -----------    -------------
Charles E. Hurwitz                -0-              -0-            90,000(1)          -0-              --(2)          -0-
                                  -0-              -0-           163,400(3)      317,000(3)           --(2)           --(2)
J. Kent Friedman                  -0-              -0-            22,500(3)       55,900(3)           --(2)           --(2)
Paul N. Schwartz                  -0-              -0-            96,060(3)       71,740(3)           --(2)           --(2)
Bernard L. Birkel                 -0-              -0-             9,600(3)       13,600(3)           --(2)           --(2)
Diane M. Dudley                   -0-              -0-             6,220(3)        9,480(3)           --(2)           --(2)

------------------------------------

(1)   Represents underlying shares of Preferred Stock.
(2)   Valued based upon the $9.30 closing price of the Company's Common
      Stock on December 31, 2002. No value is shown because the exercise price is higher than such closing price.
(3)   Represents underlying shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information, as of December 31, 2002, concerning securities which have been, or are available to be, issued under the various equity compensation plans of the Company.

                                                         (A)                      (B)                  (C)
                                                                                               NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE FOR
                                                                                               FUTURE ISSUANCE UNDER
                                                NUMBER OF SECURITIES TO    WEIGHTED-AVERAGE     EQUITY COMPENSATION
                                                BE ISSUED UPON EXERCISE    EXERCISE PRICE OF      PLANS (EXCLUDING
                                                OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS, SECURITIES REFLECTED IN
                 PLAN CATEGORY                    WARRANTS AND RIGHTS     WARRANTS AND RIGHTS        COLUMN (A))
----------------------------------------------- -----------------------   -------------------- -----------------------
EQUITY COMPENSATION PLANS APPROVED BY
SECURITY HOLDERS (1):
      Common Stock                                            918,450               $  24.37                503,350
      Preferred Stock                                          90,000                  39.61                 70,000

EQUITY COMPENSATION PLANS NOT APPROVED BY
SECURITY HOLDERS                                                    -                      -                      -
                                                -----------------------   -------------------- -----------------------
   TOTAL                                                    1,008,450               $  25.73                573,350
                                                =======================   ==================== =======================

------------------------------------

(1)   Does not include securities issuable pursuant to the Executive Plan as there are no securities set aside for issuance thereunder.
      However, it is possible that securities of the Company could in the future be issued pursuant to the Executive Plan.

RETIREMENT PLANS

      MAXXAM Pension Plan

      All officers who are also employees and other regular employees of the Company automatically participate in the Company's Pension Plan (the
"PENSION PLAN"), a noncontributory, defined benefit plan. Benefits equal the sum of an employee's "past service benefit" and "future service benefit." Benefits are based on (i) an employee's base salary, including overtime, but excluding bonuses, commissions and incentive compensation and
(ii) an employee's age and the number of years of service with the Company.

      Under the Pension Plan, the annual past service benefit is the greatest of:

      (i)   benefits accrued under the plan through December 31, 1986;

      (ii)  the product of (a) the sum of 0.8% of the participant's Past
            Service Compensation Base (as defined), plus 0.8% of the
            participant's Past Service Compensation Base in excess of
            $15,000 and (b) the participant's credited years of service prior to January 1, 1987; or

      (iii) the product of 1.2% of the participant's Past Service
            Compensation Base and the participant's credited years of
            service prior to January 1, 1987.

      For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's compensation up to two-thirds of the Social Security wage base, plus 2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equaled 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000. Effective January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

      The amount of an employee's aggregate plan compensation that may be included in benefit computations under the Pension Plan is limited to
$200,000 for 2002. Benefits are generally payable as a lifetime annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the Pension Plan are not subject to any deductions for Social Security or other offsets. The covered compensation for 2002 and credited years of service as of December 31, 2002 for the
Pension Plan and estimated annual benefits payable upon retirement at normal retirement age for the named executive officers were as follows: Mr.
Hurwitz: $200,000--22 years--$138,773; Mr. Friedman: $200,000--3 years--$42,193; Mr. Schwartz: $200,000--22 years--$125,465; Mr. Birkel:
$191,884--12 years--$91,992; and Ms. Dudley: $172,010--22 years-- $66,622.

      The projected benefits shown above were computed as lifetime annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $200,000 for 2003 and subsequent years under Section
401(a)(17) of the Code. In addition, the amounts reflect a maximum benefit limit of $160,000 for 2003 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the Pension Plan at retirement under Section
415 of the Code.

      MAXXAM Supplemental Executive Retirement Plan
      Effective March 8, 1991, the Company adopted an unfunded
non-qualified Supplemental Executive Retirement Plan (the "SERP"). The SERP
provides that eligible participants are entitled to receive benefits which would have been payable to such participants under the Pension Plan except for the limitations imposed by the Code. Participants in the SERP are selected by the Board. Three executive officers of the Company, Messrs.
Hurwitz, Friedman and Schwartz, were entitled to receive benefits under the
SERP during 2002.

      The following projections are based on the same assumptions as utilized in connection with the Pension Plan projections above. The 2003 qualified plan pay limit ($200,000) and benefit limit ($160,000) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 2002 levels are assumed.

                                                             HURWITZ      FRIEDMAN      SCHWARTZ
                                                          ------------- ------------- -------------

COVERED COMPENSATION FOR 2002:
           Qualified Plan                                 $     200,000 $     200,000 $     200,000
           Nonqualified Plan                                    609,412       282,040       379,305
                                                          ------------- ------------- -------------
            Total                                         $    809, 412 $     482,040 $     579,305
                                                          ============= ============= =============

CREDITED YEARS OF SERVICE AS OF DECEMBER 31, 2002                    22             3            22

PROJECTED NORMAL RETIREMENT BENEFIT:
           Qualified Plan                                 $     138,773 $      42,193 $     125,465
           Nonqualified Plan                                    181,968        59,979       129,852
                                                          ------------- ------------- -------------
            Total                                         $     320,741 $     102,172 $     255,317
                                                          ============= ============= =============

MAXXAM SEVERANCE PLAN

      Severance pay is generally granted to regular full-time employees who are involuntarily terminated, subject to certain conditions and a number of exclusions, pursuant to an unfunded plan. The plan provides for payment after such termination in an amount ranging from two weeks' salary for at least one year of service graduating to a maximum of 104 weeks' salary. The amounts payable under the plan if the named executive officers had been involuntarily terminated on December 31, 2002 would have been as follows:
Mr. Hurwitz--$1,618,822; Mr. Friedman--$0; Mr. Schwartz-- $1,158,610; Mr.
Birkel--$369,008; and Ms. Dudley--$334,020.

DEFERRED COMPENSATION PROGRAM

      Certain executive officers are eligible to participate in a deferred compensation program. An eligible executive officer may defer up to 30% of gross salary and up to 30% of any bonus otherwise payable to such executive officer for any calendar year. The designated percentage of deferred compensation is credited to a book account as of the date such compensation would have been paid and is deemed "invested" in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2%
on the first day of each month. Deferred compensation, including all earnings credited to the book account, will be paid in cash to the executive or beneficiary as soon as practicable following the date the executive ceases for any reason to be an employee of the Company, either in a lump sum or in a specified number of annual installments, not to exceed ten, at the executive's election. None of the Company's executive officers currently participates in this program.

EMPLOYMENT CONTRACTS

      Mr. Friedman and the Company entered into a five-year employment agreement effective December 1, 1999. Pursuant to the terms of the agreement, Mr. Friedman is currently entitled to a base salary of $450,000 per year. This amount is reviewed in accordance with the Company's generally applicable practices; however, the Company has no obligation under such agreement to increase Mr. Friedman's base salary. Mr. Friedman's employment agreement also provides that he receive an annual bonus of not less than $150,000 for each calendar year during the term of the agreement.
Mr. Friedman at that time also received a grant of non-qualified stock options with tandem SARs, with respect to 17,500 shares of the Common Stock at an exercise price of $45.50 per share, and a grant of options to purchase 167,000 shares of Kaiser common stock at an exercise price of
$9.00 per share. The stock options granted to Mr. Friedman under the agreement relating to Kaiser common stock were exchanged by him for restricted shares of Kaiser common stock in connection with the Kaiser
Exchange Offer. See Note 3 to "Summary Compensation Table."

      Pursuant to the terms of Mr. Friedman's agreement, Mr. Friedman received a $250,000 interest-free loan from the Company. Further, contingent upon Mr. Friedman's continued employment with the Company, beginning on December 1, 2000 and continuing annually thereafter, $50,000 of the principal of the loan shall be forgiven by the Company until the principal of the loan has been reduced to zero. Pursuant to the terms of the agreement, Mr. Friedman is also entitled to participate in all employee benefit plans and programs which are available to the Company's senior executive employees. Mr. Friedman's agreement provides that upon the termination of his employment (either voluntarily by Mr. Friedman or for cause), Mr. Friedman is entitled to (i) pro rata base salary through the date of such termination and (ii) any compensation and benefits otherwise due to him pursuant to the terms of the Company's employee benefit plans.
In the event of termination due to due to death or permanent disability,
Mr. Friedman or his estate is entitled to the above benefits plus a prorated bonus and partial benefits in respect of the Capital Accumulation
Plan, the Pension Plan and the SERP. In addition, in the event of Mr.
Friedman's termination under the circumstances described above, any outstanding principal on the loan referred to above becomes payable by him upon such termination. In the event of termination of Mr. Friedman's employment for any other reason (including a termination within 12 months of a Change of Control, as defined, of the Company), any amount on Mr.
Friedman's loan would be forgiven, and he would be entitled to (i) salary, bonus and benefits under the Pension Plan and the SERP as if he had remained employed by the Company through December 31, 2004, and (ii) any compensation and benefits otherwise due to him pursuant to the Company's employee benefit plans.

                   REPORT OF THE COMPENSATION COMMITTEES
                                     ON
                           EXECUTIVE COMPENSATION

      Two compensation committees administer the Company's compensation plans, the Policy Committee and the Section 162(m) Committee. The Policy
Committee administers and establishes overall compensation policies except to the extent that such authority has been delegated by the Board of
Directors to the Section 162(m) Committee. The Section 162(m) Committee
administers and approves amendments to the Company's plans or programs which are intended to comply with the provisions of Section 162(m) of the
Code. Each of the committees reports directly to the full Board of
Directors and together they have furnished the following report on executive compensation for fiscal year 2002.

EXECUTIVE OFFICER COMPENSATION

      The Policy Committee generally approves the policies under which compensation is paid or awarded to the Company's executive officers.
Occasionally, the Chief Executive Officer of the Company exercises his authority to make a particular payment, award or adjustment. Among the factors the Policy Committee takes into consideration in its decisions on executive compensation are the diversified and multifaceted financial and managerial skills required to effectively manage the Company's complex structure. For instance, the Company consists of units operating in wholly separate industries and many of the Company's executives also serve in executive capacities in some or all of its operating subsidiaries in these industries. In addition, the Company continues to position itself to respond when growth opportunities become available. Accordingly, the Policy
Committee looks not only to the Company's annual earnings, enhanced stockholder value, and the business development efforts of its existing business units when making executive compensation decisions but also recognizes the particular talents required to build the Company's asset base through acquisitions and expansion into new business segments. The
Policy Committee also recognizes and takes into account the role of the
Company's executive officers in financial structuring, refinancing and reorganizations on behalf of its operating units. Additional factors considered by the Policy Committee are the public relations, regulatory and litigation related challenges the Company presents for its executive officers. All of these factors present a particular challenge in determining appropriate approaches to executive compensation.

      The primary elements of compensation for executive officers of the
Company are base salaries and annual discretionary bonuses. From time to time, the Policy Committee also recommends or approves bonus compensation awards under additional incentive compensation programs such as the
Company's 2002 Omnibus Plan. The 2002 Omnibus Plan was recommended and approved by the Section 162(m) Committee, adopted by the Board and approved by the stockholders of the Company in 2002. The 2002 Omnibus Plan replaces the 1994 Omnibus Plan, which is no longer available for awards (although previous grants thereunder remain outstanding). From time to time, certain eligible executive officers may participate in the Company's Executive
Plan, although to date only the Chief Executive Officer and the President have met the criteria for participation. Except for Mr. Friedman, none of the Company's executive officers have an employment agreement.

      Base Salary
      The Company's executive compensation philosophy is to pay base salaries adequate to attract and retain executives whose education, training, experience, talents and particular knowledge of the Company, its businesses and the industries in which it operates allow them to be key contributors to the administration, management and operations of the
Company. Specific determinations are based primarily on individual attributes and the executive officers' specific duties, responsibilities and qualifications. Base salaries are generally adjusted annually based on a variety of factors, including cost of living information and industry trends. However, given the difficult year experienced in 2002, no across-the- board base salary increases for executive officers were recommended for the 2003 fiscal year, although one executive officer did receive a base salary increase.

      Annual Discretionary Bonus
      Company policy requires that a significant portion of an executive officer's compensation be at-risk and paid through an annual discretionary bonus. This policy enables the Policy Committee to focus on each executive officer's individual efforts and contribution to the Company during the year in the context of both the Company's performance and the particular responsibilities and projects undertaken by the executive during the year, and award bonus compensation accordingly. Specific determinations are based primarily on the level of achievement of the Company's corporate objectives, the individual's contribution to the achievement of those objectives and the assumption of additional duties or responsibilities. The
Company also recognizes particular challenges faced by executives in efforts to strengthen some of its less profitable or marginal operations.
The Policy Committee believes that this approach best serves both the short- and long-term interests of the Company and its stockholders by significantly compensating executive officers retrospectively for services they have performed that can be both quantitatively and qualitatively analyzed as opposed to compensating executive officers prospectively through larger base salaries. Bonus compensation is typically awarded in
December of each fiscal year and principally paid in cash. Bonus amounts paid by the Company to executive officers in December 2002 were generally
20% less than the bonuses paid for 2001. These bonuses were proposed (other than with respect to himself) by the Chief Executive Officer, subject to review and approval by the Policy Committee.

      Additional Incentive Awards
      Awards under the 2002 Omnibus Plan are stock-based and any compensation which could arise from the awards would normally be tied to stock price appreciation. In 2002, five executive officers were granted non-qualified stock options, with such options having tandem stock appreciation rights, with respect to 57,500 shares of Common Stock under the 2002 Omnibus Plan. In addition to those grants, the Chief Executive
Officer was granted non-qualified options, with such options having tandem stock appreciation rights, with respect to 124,600 shares of the Company's
Common Stock.

      Executive Plan
      The Executive Plan provides performance incentives to each participant while securing, to the extent permitted, a tax deduction by the
Company for payments of additional incentive compensation. Under the
Executive Plan, the executive officers who are or will be eligible to participate are the only executive officers of the Company to which the deduction limitation of Section 162(m) of the Code is likely to apply. The
Section 162(m) Committee meets prior to the 90th day of each year to identify current areas, factors or transactions involving the Company's business where the Section 162(m) Committee believes it would be beneficial to provide an incentive for a participant's performance. As a result, objective performance goals are pre-established and based on general business standards or are narrowly fact-specific to a given fiscal year or, in some instances with respect to longer term objectives, multiple fiscal years. The Chief Executive Officer and the Company's President were the only executive officers eligible under the Executive Plan for 2002 (with the President receiving no compensation thereunder and the Chief Executive
Officer receiving the compensation described in the following section).

      Compensation of the Chief Executive Officer for the Last Completed Fiscal Year
      The compensation of Charles E. Hurwitz, Chairman of the Board and
Chief Executive Officer, generally consists of the same elements as for other executive officers. However, the Policy Committee recognizes the special entrepreneurial talents of Mr. Hurwitz, which have provided unique benefits to the Company from time to time. Accordingly, the Policy
Committee has occasionally awarded extraordinary compensation to Mr.
Hurwitz in recognition of his role in providing such benefits and as an incentive to provide future opportunities. In December 2002, the Policy
Committee approved a discretionary bonus of $150,000 for Mr. Hurwitz but did not approve a base salary increase for 2003.

      As described above, Mr. Hurwitz participates in the Executive Plan.
The performance goals established for 2002 by the Section 162(m) Committee for Mr. Hurwitz under the Executive Plan were based upon (i) improved consolidated financial results, (ii) certain subsidiaries committing to specified new business ventures, (iii) extraordinary transactions by certain subsidiaries, (iv) improvement in earnings per share and (v) the achievement by the Company's industry segments of their 2002 business plans. Based on the Company's 2002 results and performance in relation to the foregoing goals and criteria, Mr. Hurwitz was entitled to receive at least $404,706 under the Executive Plan. This amount was based upon the completion of two acquisitions. The Section 162(m) Committee exercised its negative discretion and awarded Mr. Hurwitz an aggregate bonus of $285,233 in respect of his services during 2002.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

      Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer and the four other most highly compensated executive officers of such companies. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The
Executive Plan and the 2002 Omnibus Plan, each of which has been approved by the stockholders of the Company, are performance-based and designed to enable compliance with Section 162(m) of the Code and the regulations thereunder. For purposes of Section 162(m) of the Code, the Section 162(m)
Committee is composed of "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code.

Section 162(m) Compensation Committee          Compensation Policy Committee
of the Board of Directors                      of the Board of Directors

Robert J. Cruikshank, Chairman                 Robert J. Cruikshank
Stanley D. Rosenberg                           Ezra G. Levin, Chairman
Michael J. Rosenthal                           Stanley D. Rosenberg
                                               Michael J. Rosenthal

                       REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

April 29, 2003
To the Board of Directors of MAXXAM Inc.:

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP, the Company's independent auditors, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board
Standard No. 1, "Independence Discussions with Audit Committees," as amended; discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

      The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Audit Committee reviewed the audited financial statements of the
Company as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual
Report on Form 10-K for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 28, 2003.

                                     Audit Committee of the Board of Directors
                                     Michael J. Rosenthal, Chairman
                                     Robert J. Cruikshank
                                     Ezra G. Levin
                                     Stanley D. Rosenberg

                       PRINCIPAL ACCOUNTING FIRM FEES

      The following table sets forth the aggregate fees billed to the
Company and its consolidated subsidiaries (excluding Kaiser) for the fiscal year ended December 31, 2002 by the Company's principal accounting firm,
Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("DELOITTE") for services rendered:

Audit fees                                                             $         777,300(1)
Financial information systems design and implementation fees                          --(2)
All other fees                                                                   400,547(3)(4)
                                                                       -----------------
       Total                                                           $       1,177,847
                                                                       =================

------------------------------------

(1)   Consists of professional services rendered for the audit of the annual financial statements of the Company and certain subsidiaries for the fiscal year ended December 31, 2002 and for the review of the 2002 quarterly financial statements of the Company and certain subsidiaries.
(2)   There were no such professional services rendered by Deloitte during the
      2002 fiscal year.
(3)   These fees consisted of audit-related services of $61,137 and other services of $339,410. Audit-related services consisted primarily of fees for consent, accounting consultation, and audit of the benefit plans of the Company and certain subsidiaries. Other services consisted primarily of tax planning and tax compliance services.
(4)   The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                                                 PERFORMANCE GRAPH

      The following performance graph compares the cumulative total stockholder return on the Company's Common
Stock with the cumulative total returns of the S&P 500 Stock Index and a peer group consisting of companies included by S&P in its published indices for the Forest Products Industry for the Company's last five fiscal years.  The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31,
1997, and that all dividends were reinvested.  The data points are calculated as of the last trading day for the year indicated.

[GRAPHIC OMITTED]

                  1998    1999    2000    2001    2002
MAXXAM Inc.      131.52  98.28   34.81   40.11   21.32
S&P 500 Index    128.58  155.63  141.46  124.65  97.1
Forest Products  103.3   151.16  104.03  112.66  105.73

      In addition to its forest products operations, the Company is involved in the real estate and racing industries. However, the real estate and racing units of the Company accounted for less than 11.0% and 7.0%, respectively, of the Company's 2002 consolidated net sales. Accordingly, a line-of-business index for each such industry is therefore not utilized.
The Aluminum Industry index used in prior years has been eliminated due to the deconsolidation of Kaiser upon its Chapter 11 filing in February 2002.
See "Certain Transactions--Other Matters."

                           CERTAIN TRANSACTIONS

LITIGATION MATTERS

      USAT Matters
      On December 26, 1995, the United States Department of Treasury's
Office of Thrift Supervision ("OTS") initiated a formal administrative proceeding (the "OTS ACTION") against the Company and others alleging, among other things, misconduct by the Company, Federated Development
Company (the predecessor of Giddeon Holdings; "FEDERATED") and Mr. Hurwitz
(collectively, the "RESPONDENTS") and others with respect to the failure of
United Savings Association of Texas ("USAT"). At the time of receivership in 1988, the Company owned approximately 13% of USAT's parent company. The
OTS sought damages ranging from $326.6 million to $821.3 million under various theories, civil money penalties and a removal from, and prohibition against the Company and the other remaining Respondents engaging in, the banking industry.

      The Respondents claimed that none of them had any liability in this matter. Following 110 days of proceedings before an administrative law judge during 1997-1999, the hearing on the merits of the case concluded on
March 1, 1999. Following post-trial briefing, on September 12, 2001, the administrative law judge issued a recommended decision in favor of the
Respondents on each claim made by the OTS. On October 17, 2002, the OTS action was settled for $0.2 million and with no admission of wrongdoing on the part of the Respondents. The OTS agreed to drop its administrative action and not pursue any further legal action against the Respondents with regard to the OTS action. The Company agreed that it would not pursue legal action against the OTS or its employees as part of the FDIC counterclaim
(see below). The Respondents also agreed to accept for three years certain restrictions with respect to insured financial institutions (including not becoming a controlling shareholder or otherwise serving as an institution-affiliated party). The Company does not believe that these restrictions are significant as it has no present or contemplated intention to engage in any of these activities.

      On August 2, 1995, the Federal Deposit Insurance Corporation ("FDIC")
filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (the "FDIC
ACTION") in the U.S. District Court for the Southern District of Texas (No.
H-95-3956). The original complaint was against Mr. Hurwitz and alleged damages in excess of $250.0 million based on the allegation that Mr.
Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. As a result of the settlement of the OTS action, the
FDIC and Mr. Hurwitz have stipulated to a dismissal of the FDIC action.
This stipulation does not affect the FDIC counterclaim or motion for sanctions described in the following paragraph.

      On May 31, 2000, the Respondents filed a counterclaim to the FDIC action (the "FDIC COUNTERCLAIM") in U.S. District Court in Houston, Texas
(No. H95-3956). The FDIC counterclaim states that the FDIC illegally paid the OTS to bring claims against the Respondents. The plaintiffs are seeking reimbursement of attorneys' fees and damages from the FDIC. As of March 31,
2003, such fees were in excess of $39 million. On November 8, 2002, the
Respondents filed an amended counterclaim and an amended motion for sanctions. The Respondents are pursuing this claim vigorously.

      In September 1997, the Company filed suit against a group of its insurers after unsuccessful negotiations with certain of the insurers regarding coverage, under the terms of certain directors and officers liability policies, of expenses incurred in connection with the OTS and
FDIC actions. The insurers requested arbitration and as a result the lawsuit was dismissed in April 1998. Binding arbitration with the primary carrier was held in October 2002. On February 20, 2003, the arbitration panel determined that the insurer should pay the Company approximately $6.5 million (plus interest). The Company and the insurer subsequently agreed to settle this matter for $8.0 million, and the Company has received such amount. As the limits of the primary policy were not reached by the arbitration panel's award, the Company does not expect to be able to recover any amounts from the other insurers.

      On January 16, 2001, an action was filed against the Company,
Federated and certain of the Company's directors in the Court of Delaware
Chancery Court entitled Alan Russell Kahn v. Federated Development Co.,
MAXXAM Inc., et. al., Civil Action 18623NC (the "KAHN LAWSUIT"). The
plaintiff purports to bring this action as a stockholder of the Company derivatively on behalf of the Company. The lawsuit concerns the FDIC and
OTS actions, and the Company's advancement of fees and expenses on behalf of Federated and certain of the Company's directors in connection with these actions. It alleges that the defendants have breached their fiduciary duties to the Company, and have wasted corporate assets, by allowing the
Company to bear all of the costs and expenses of Federated and certain of the Company's directors related to the FDIC and OTS actions. The plaintiff seeks to require Federated and certain of the Company's directors to reimburse the Company for all costs and expenses incurred by the Company in connection with the FDIC and OTS actions, and to enjoin the Company from advancing to Federated or certain of the Company's directors any further funds for costs or expenses associated with these actions. The parties have agreed to an indefinite extension of the defendants' obligations to respond to the plaintiffs' claims.

      Cook and Cave lawsuits
      Actions entitled Alan Cook, et al. v. Gary Clark, et al. (No.
DR020718) (the "COOK ACTION") and Steve Cave, et al. v. Gary Clark, et al.
(No. DR0220719) (the "CAVE ACTION") have been filed in the Superior Court of Humboldt County, California. The defendants in these actions include the
Company and certain of its subsidiaries, Federated, and Mr. Hurwitz and certain other current and former officers of the Company and the subsidiaries. On April 4, 2003, the plaintiffs filed amended complaints and served the defendants with notice of the actions. The Cook action alleges, among other things, that defendants' logging practices have contributed to an increase in flooding along Freshwater Creek (which runs through Pacific
Lumber's timberlands), resulting in personal injury and damages to the plaintiffs' properties. Plaintiffs further allege that in order to have timber harvest plans approved in the affected areas, the defendants submitted false information to the California Department of Forestry in violation of California's business and professions code and the
Racketeering Influence and Corrupt Practices Act. The plaintiffs seek, among other things, compensatory and exemplary damages, injunctive relief, and appointment of a receiver to ensure the watershed is restored. The Cave action contains similar allegations and requests similar relief with respect to the Elk River watershed (a portion of which is contained on
Pacific Lumber's timberlands).

      Indemnification of Directors and Officers
      Certain present and former directors and officers of the Company are parties in certain of the actions described above. The Company's Amended and Restated By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. The Company is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, the Company's indemnity obligation can under certain circumstances include amounts other than defense costs, including judgments and settlements.

OTHER MATTERS

      The Company and certain of its subsidiaries share certain
administrative and general expenses with Giddeon Holdings. Under these arrangements, Giddeon Holdings' obligation to the Company and its subsidiaries was approximately $122,385 for 2002. At December 31, 2002,
Giddeon Holdings owed the Company $70,365 for certain general and administrative expenses, which amount was subsequently paid in 2003.

      On February 12, 2002, Kaiser, its principal operating subsidiary,
KACC, and a number of KACC's subsidiaries, filed for reorganization under
Chapter 11 of the U.S. Bankruptcy Code. Additional Kaiser subsidiaries filed for Chapter 11 protection in the first quarter of 2003. The Company and its subsidiary, MAXXAM Group Holdings Inc., collectively own approximately 62% of Kaiser. Kaiser has not yet filed a plan of reorganization. For further information regarding the status of Kaiser's
Chapter 11 proceedings and certain related matters, see Notes 1 and 4 to the Consolidated Financial Statements of the Company contained in its
Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the
"FORM 10-K"). Mr. Hurwitz has served as a director of Kaiser since October
1988 and KACC since November 1988. Mr. Friedman served as Senior Vice
President and General Counsel of Kaiser and KACC from December 1999 until
February 2002. Mr. Cruikshank has served as a director of Kaiser and KACC since January 1994. Mr. Levin has served as a director of Kaiser and KACC since July 1991 and November 1988, respectively.

      Mr. Levin, a director of the Company, is a member of the law firm of
Kramer Levin Naftalis & Frankel LLP, which provides legal services to the
Company and its subsidiaries (the revenues from such services accounting for less than 1% of such firm's revenues in 2002).

      Shawn Hurwitz, the son of Mr. Hurwitz, is also Chief Executive
Officer of the Company's real estate operations, and during 2002 received an aggregate of $385,093 in salary and bonus and a grant of 8,200 Common
Stock options with underlying SARs pursuant to the 2002 Omnibus Plan (at an exercise/base price equal to the closing price of the Company's Common
Stock on the date of grant).

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of such copies of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and greater than ten percent beneficial owners.

                               OTHER BUSINESS

      Neither the Board nor management intends to bring before the Annual
Meeting any business other than the matters referred to in the Notice of
Annual Meeting of Stockholders and this Proxy Statement, nor is any stockholder entitled under the Company's Amended and Restated By-Laws to bring any such other matter before the Annual Meeting. Nonetheless, if any other business should properly come before the meeting, or any postponement or adjournment thereof, the persons named on the enclosed proxy card will vote on such matters according to their best judgment.

                               OTHER MATTERS

SOLICITATION OF PROXIES

      The cost of mailing and soliciting proxies in connection with the
Annual Meeting will be borne by the Company. In addition to solicitations by mail, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor beyond their regular salaries or fees). Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock and
Preferred Stock of the Company, and such entities will be reimbursed for their expenses.

INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP ("D&T"), the Company's independent public accountants, has completed its audit with respect to the Company's 2002 fiscal year. Representatives of D&T plan to attend the Annual Meeting and will be available to answer questions. Such representatives will also have an opportunity to make a statement at the Annual Meeting if they so desire.

      The Audit Committee annually considers and recommends to the Board the selection of the Company's independent public accountants. As recommended by the Audit Committee, the Board on April 30, 2002, decided to no longer engage Arthur Andersen LLP ("ANDERSEN") as the Company's independent public accountants and to engage D&T to serve as the Company's independent public accountants effective immediately.

      Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 2001 and 2000, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the
Company's consolidated financial statements and schedule for such year; and
there were no reportable events, as listed in Item 304(a)(1)(v) of
Regulation S-K.

      During the Company's fiscal years ended December 31, 2001 and 2000, the Company did not consult Andersen with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the
Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      Proposals which stockholders intend to present at the 2004 annual meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the proxy rules of the SEC or director nominees) must be received by the Company no later than January 2, 2004 to be presented at the meeting. Proposals pursuant to Rule 14a-8 of the proxy rules must also be received by January 2, 2004 to be eligible for inclusion in the proxy material for that meeting. Finally, stockholder submissions of director nominees must be made to the Company by no later than March 22, 2004 (by delivery or first class mail) to be presented at the meeting. Any such stockholder communications must be sent to the
Company's Secretary at its executive offices at 5847 San Felipe, Suite
2600, Houston, Texas 77057 via any method which provides evidence of delivery, other than facsimile or any other form of electronic communication.

                          Pre-Registration Request

If you plan to attend the MAXXAM Inc. Annual Meeting of Stockholders at
8:30 a.m., local time, on Wednesday, May 21, 2003, at the Marriott West
Loop, Houston, Texas, you may use this form to pre-register and expedite your admission to the meeting. Should you pre-register, you will only need to supply proof of identification to enter the meeting. If you hold your shares of record, please complete and return this form in order to pre-register. If you hold your shares through your broker, bank or other nominee, please complete and return this form accompanied by your brokerage or similar statement (demonstrating that you owned shares of Capital Stock as of the close of business on March 31, 2003). By pre-registering and furnishing proof of identification you will be able to gain admittance to the meeting. You will still need to follow the rules and procedures set forth in the Proxy Statement and at the Annual Meeting in order to vote your shares.

PLEASE RETURN THIS PRE-REGISTRATION FORM, TOGETHER WITH PROOF OF CAPITAL
STOCK OWNERSHIP AS OF THE RECORD DATE, IF NECESSARY, BY FACSIMILE TO
866-701-6179 BEFORE 5:00 P.M., HOUSTON TIME, ON MAY 16, 2003.

(   )I plan to attend    OR  (  ) I will send my proxy to attend the Company's Annual
                                  Meeting of Stockholders on May 21, 2003.

                                   Please print your response to the following:

Name:
     ---------------------------------------------------------------------------

Proxy's Name (if applicable):
                             ---------------------------------------------------

Street:
       -------------------------------------------------------------------------

City:
     ---------------------------------------------------------------------------

State:                                  ZIP Code:
      --------------------------------            ------------------------------

Daytime Telephone Number (including area code):
                                                --------------------------------

(recycled logo) Printed on recycled paper.

                              MAXXAM SAVINGS PLAN
                                  MAXXAM INC.

TO ALL PARTICIPANTS:

A proxy statement setting forth the business to be transacted at the Annual
Meeting of Stockholders of MAXXAM Inc. to be held on May 21, 2003 is enclosed.

As a participant in the MAXXAM Savings Plan (the "Plan"), you can give the
Trustee confidential instructions as to how you wish to vote the Common Stock of
MAXXAM Inc. credited or contingently credited to your account. Through use of this Voting Instruction Form, you are entitled to one vote for each full share of such Common Stock credited to your account on March 31, 2003. For your information, such shares cannot be voted at the meeting by individual employees because the shares are registered on our stock records in the Trustee's name.

Please exercise your voting rights by indicating your instructions, dating, signing, detaching and sending the Voting Instruction Form to the Trustee under the Plan, using the enclosed envelope.

In order that the Trustee may carry out your instructions, it must receive this information by May 16, 2003.  If no instructions are received by that date, the
Trustee will not vote your stock.

Those of you who own MAXXAM Inc. Common Stock outside of the Plan will, of course, receive separate proxies for those shares, which may be returned in the usual manner.

                                   Very truly yours,

                                   MAXXAM INC.

                                   Paul N. Schwartz, Chairman
                                   MAXXAM Inc. Savings Plan Investment Committee

                                   Diane M. Dudley, Chairman
                                   MAXXAM Inc. Savings Plan Administrative
                                        Committee

                                  MAXXAM INC.
                        CONFIDENTIAL VOTING INSTRUCTIONS

      These confidential voting instructions are to Fidelity Management Trust
Company, as Trustee for the MAXXAM Savings Plan (the "Plan"), and are solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders of
MAXXAM Inc. to be held on May 21, 2003.

      The undersigned, as a participant of the Plan, hereby directs the Trustee to vote (in person or by proxy) the number of shares of MAXXAM Inc. Common Stock credited to the undersigned's account under the Plan at the Annual Meeting of
Stockholders to be held on May 21, 2003, and at any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of the card.
In the Trustee's discretion, it may vote upon such other matters as may properly come before the meeting.

               (CONTINUED AND SIGNATURE REQUIRED ON REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                  MAXXAM INC.

                                  May 21, 2003

                        Confidential Voting Instructions

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1.   ELECTION OF DIRECTORS
                                                NOMINEES
     /  /  FOR ALL NOMINEES                     /  / Robert J. Cruikshank   (for term expiring in 2004)
                                                /  / Stanley D. Rosenberg   (for term expiring in 2004)
     /  /  WITHHOLD AUTHORITY                   /  / Michael J. Rosenthal   (for term expiring in 2004)
           FOR ALL NOMINEES                     /  / J. Kent Friedman       (for term expiring in 2006)
                                                /  / Ezra G. Levin          (for term expiring in 2006)
     /  /  FOR ALL EXCEPT
           (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  /  /

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  /  /
--------------------------------------------------------------------------------

2.   Proposal to reapprove and amend the MAXXAM 1994 Executive Bonus Plan.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3.   In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any instructions heretofore given by the undersigned.

Your vote is confidential.  The Trustee is directed to vote as specified hereon.  If no directions are given, or if this form is not signed and returned, your shares will not be voted.  You cannot vote your shares in person at the
Annual Meeting; the Trustee is the only one who can vote your shares.

ALTHOUGH THE TRUSTEE TAKES NO STAND, MAXXAM'S BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" ALL NOMINEES HEREON AND "FOR" THE PROPOSAL TO APPROVE THE MAXXAM
1994 EXECUTIVE BONUS PLAN.

Signature of Stockholder: _____________________________  Date: _________________

Signature of Stockholder: _____________________________  Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  MAXXAM INC.
                          5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Paul N. Schwartz, Elizabeth D. Brumley and
Bernard L. Birkel as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM
Inc. to be held on May 21, 2003, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE
UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE
ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE AND
"FOR" THE PROPOSAL TO REAPPROVE AND AMEND THE MAXXAM 1994 EXECUTIVE BONUS PLAN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                  MAXXAM INC.

                                  May 21, 2003

                                 Preferred Stock

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1.   ELECTION OF DIRECTORS
                                                NOMINEES
     /  /  FOR ALL NOMINEES                     /  / J. Kent Friedman (for term expiring in 2006)
                                                /  / Ezra G. Levin    (for term expiring in 2006)
     /  /  WITHHOLD AUTHORITY
           FOR ALL NOMINEES

     /  /  FOR ALL EXCEPT
           (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  /  /

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the
registered name(s) on the account may not be submitted via this method.   /  /
--------------------------------------------------------------------------------

2.   Proposal to reapprove and amend the MAXXAM 1994 Executive Bonus Plan.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3.   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE.

Signature of Stockholder: _____________________________  Date: _________________

Signature of Stockholder: _____________________________  Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  MAXXAM INC.
                          5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Paul N. Schwartz, Elizabeth D. Brumley and
Bernard L. Birkel as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM
Inc. to be held on May 21, 2003, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE
UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE
ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE AND
"FOR" THE PROPOSAL TO REAPPROVE AND AMEND THE MAXXAM 1994 EXECUTIVE BONUS PLAN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                  MAXXAM INC.

                                  May 21, 2003

                                  Common Stock

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1.   ELECTION OF DIRECTORS
                                                NOMINEES
     /  /  FOR ALL NOMINEES                     /  / Robert J. Cruikshank   (for term expiring in 2004)
                                                /  / Stanley D. Rosenberg   (for term expiring in 2004)
     /  /  WITHHOLD AUTHORITY                   /  / Michael J. Rosenthal   (for term expiring in 2004)
           FOR ALL NOMINEES                     /  / J. Kent Friedman       (for term expiring in 2006)
                                                /  / Ezra G. Levin          (for term expiring in 2006)
     /  /  FOR ALL EXCEPT
           (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  /  /

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  /  /
--------------------------------------------------------------------------------

2.   Proposal to reapprove and amend the MAXXAM 1994 Executive Bonus Plan.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3.   In their discretion, the proxies are is authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE.

Signature of Stockholder: _____________________________  Date: _________________

Signature of Stockholder: _____________________________  Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.